CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No.9 to the Registration Statement of Franklin Templeton Money Fund Trust on Form N-1A, File No. 033-88924,of our report dated August 02, 2001 relating to the financial statements and financial highlights of Franklin Templeton Money Fund Trust which appear in the June 30, 2001 Annual Report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."



                               /s/ PricewaterhouseCooper LLP
                               PricewaterhouseCoopers LLP


San Francisco, California
December 17, 2001